Exhibit 4.10

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is entered into as of [·], by and between Evofem Biosciences, Inc., a Delaware corporation formerly known as Neothetics, Inc. (the “Company”), and [·] (“Manager”), acting as agent for and on behalf of its discretionary managed clients identified on Annex A hereto (the “Funds”).

RECITALS

A. As of the date of this Agreement, the Funds are the record owner[s] or “beneficial owner[s]” (as defined under Rule 13d-3 under the Exchange Act) of shares of capital stock of the Company (all such shares of capital stock, the “Owned Shares,” and together with any New Shares (as defined below), the “Shares”). For purposes of this Agreement, “New Shares” shall mean such shares a Fund acquires beneficial ownership of (as defined in Rule 13d-3 under the Exchange Act) after the date of this Agreement, including by reason of any additional investment, stock split, stock dividend, reclassification, recapitalization or other similar transaction or pursuant to the exercise of options or warrants to purchase such shares or the conversion of any debt.

B. This Agreement is being entered into in connection with the issuance of shares of the Company’s Common Stock to the Funds pursuant to the consummation of the transactions contemplated by that certain Agreement and Plan of Merger and Reorganization, dated as of October 17, 2017, by and among the Company, Nobelli Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Evofem Biosciences Operations, Inc., a Delaware corporation previously known as Evofem Biosciences, Inc. (“Evofem Subsidiary”), pursuant to which Merger Sub merged with and into Evofem Subsidiary with Evofem Subsidiary surviving such merger as a wholly owned subsidiary of the Company.

NOW, THEREFORE, in consideration of the promises and the covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1. Agreement with Respect to Voting Certain Shares. Concurrently with the execution and delivery of this Agreement, Manager shall cause each applicable Fund to deliver to the Company a duly executed proxy in the form attached hereto as Exhibit A (the “Proxy”). Such Proxy is coupled with an interest sufficient in law to support an irrevocable proxy, and, so long as such Fund holds Shares in excess of 19.5% of the then issued and outstanding voting stock of the Company (the “Threshold”), the Proxy shall be irrevocable to the fullest extent permitted by law, with respect to each and every meeting of the stockholders of the Company or action or approval by written resolution or consent of the stockholders of the Company covering all of the Shares held by such Fund in excess of the Threshold (the “Proxy Shares”) in respect of which a Fund is entitled to vote at any such meeting or in connection with any such written consent. Upon the execution of this Agreement by Manager, (i) Manager hereby revokes any and all prior proxies (other than the Proxy) given by Manager or any Fund with respect to the Proxy Shares, and (ii) Manager shall not grant any subsequent proxies, or cause any Fund to grant any subsequent proxies, with respect to the Proxy Shares, or enter into any agreement or understanding with any individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (a “Person”) to vote or give instructions with respect to the Proxy Shares in any manner inconsistent with the terms of the Proxy, from and after the date hereof and prior to the termination of the Proxy in accordance with this Agreement. Any vote, written consent or other action executed or taken by the holder(s) of the Proxy in accordance with the terms thereof, shall prevail and supersede any vote, written consent or other action executed or taken by Manager or any Fund to the contrary.

2. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered: (i) upon receipt if delivered personally; (ii) three (3) business days after being mailed by registered or certified mail, postage prepaid, return receipt requested; (iii) one (1) business day after it is sent by commercial overnight courier service; or (iv) upon transmission if sent via facsimile with confirmation of receipt to the parties at the following address (or at such other address for a party as shall be specified upon like notice):

(i)	if to the Company, to:

Evofem Biosciences, Inc.

12400 High Bluff Drive

Suite 600

San Diego, California 92130

Attention: Chief Financial Officer

Telephone No.: 858-550-1900

Facsimile No.: 844-828-2010

(ii)	if to Stockholder, to the address set forth for Stockholder on the signature page hereof.

(b) Interpretation. When a reference is made in this Agreement to sections or exhibits, such reference shall be to a section of or an exhibit to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof,” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date first above written. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, and (iii) the terms “hereof,” “herein,” “hereunder” and derivative or similar words refer to this entire Agreement.

(c) Specific Performance; Injunctive Relief. The parties hereto acknowledge that the Company will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Company upon any such violation of this Agreement, the Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Company at law or in equity and Stockholder hereby waives any and all defenses that could exist in his, her or its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

(d) Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties hereto, which

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counterparts may be executed and delivered electronically; it being understood that all parties need not sign the same counterpart.

(e) Entire Agreement; Nonassignability. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by Manager without the prior written consent of the Company, and any such assignment or delegation that is not consented to shall be null and void; provided, however, that Manager may, without the prior written consent of the Company, assign or delegate, in whole or in part, this Agreement and any rights, interests or obligations hereunder, to any affiliate of Manager (including to one or more investment funds that are affiliates of Manager) that acquires any of the Owned Shares, which assignment or delegation shall not relieve Stockholder of its obligations hereunder.

(f) Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to use their commercially reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(g) Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative (but without duplication) with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy.

(h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state’s principles of conflict of laws.

(i) Termination. This Agreement may not be terminated by Manager so long as any Fund holds shares in excess of the Threshold. This Agreement shall terminate and shall have no further force or effect as of the date that Manager delivers to the Company notice that no Fund holds shares in excess of the Threshold and that Manager desires to terminate this Agreement and revoke the Proxy.

(j) Amendment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against which the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right hereunder.

(k) Rules of Construction. The parties hereto agree that they have been (or have had the opportunity to be) represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction

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providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

(l) Additional Documents, Etc. Manager shall execute and deliver, or cause any applicable Fund to execute and deliver, any additional documents or proxies reasonably necessary or desirable (without adverse consequences to Manager or the applicable Fund) to carry out the purpose and intent of this Agreement.

(m) Acknowledgement. Manager acknowledges that it has had the opportunity to consult with his, her or its own counsel.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be executed as of the date first above written.

EVOFEM BIOSCIENCES, INC.:

By:
Name:	Saundra Pelletier
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be executed as of the date first above written.

MANAGER:

(Signature)

(Print Name and Title)

(Address)

(Telephone Number)

ANNEX A

[·]

EXHIBIT A

IRREVOCABLE PROXY

TO VOTE STOCK OF

EVOFEM BIOSCIENCES, INC.

The undersigned equity holder (the, “Stockholder”) of Evofem Biosciences, Inc., a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by applicable law) appoints the Chief Executive Officer and Chief Financial Officer of the Company, and each of them, or any other designee of the Company, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to represent the undersigned and to vote at any annual, special or adjourned meeting of the stockholders of the Company or any class thereof (including by executing and delivering written consents pursuant to the Delaware General Corporation Law) and exercise all voting and related rights (to the fullest extent that the undersigned is entitled to do so) with respect to all of the shares of common stock of the Company that now are or hereafter may be beneficially owned by the undersigned that are in excess of 19.5% of the then outstanding common stock of the Company (collectively, the “Proxy Shares”) in the same proportion as the shares voted by all other stockholders (excluding the Stockholder) voting on or consenting to such matters and otherwise in accordance with the terms of this Irrevocable Proxy. Upon the undersigned’s execution of this Irrevocable Proxy, any and all prior proxies (other than this Irrevocable Proxy) given by the undersigned with respect to the Proxy Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Proxy Shares, or enter into any agreement or understanding with any individual, firm, corporation, partnership, association, limited liability company, trust or any other entity to vote or give instructions with respect to the Proxy Shares in any manner inconsistent with the terms of this Irrevocable Proxy.

So long as Stockholder holds shares in excess of 19.5% of the then outstanding common stock of the Company, this Irrevocable Proxy is irrevocable (to the fullest extent permitted by applicable law), is coupled with an interest sufficient in law to support an irrevocable proxy, is granted pursuant to the Voting Agreement, dated as of the date hereof, and is granted in consideration of and in connection with the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of October 17, 2017, by and among the Company, Nobelli Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Evofem Biosciences Operations, Inc., a Delaware corporation previously known as Evofem Biosciences, Inc. (“Evofem Subsidiary”), pursuant to which Merger Sub merged with and into Evofem Subsidiary with Evofem Subsidiary surviving such merger as a wholly owned subsidiary of the Company.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time following the time this Irrevocable Proxy becomes effective in accordance with the first paragraph hereof and prior to the date the Irrevocable Proxy is revoked, to act as the undersigned’s attorney and proxy to represent the undersigned and vote the Proxy Shares, and to exercise all voting and similar rights of the undersigned with respect to the Shares (including the power to execute and deliver written consents pursuant to the Delaware General Corporation Law), at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting in the same proportions as the shares voted by all other Company stockholders voting or consenting to such matters.

The attorneys and proxies named above may not exercise this Irrevocable Proxy on any Shares held by Stockholder that represent 19.5% or less of the then outstanding voting stock of the Company (the “Stockholder Voting Shares”). The undersigned Stockholder may vote the Stockholder Voting Shares, in its sole discretion, on all matters.

The provision of this Irrevocable Proxy shall attach to the Proxy Shares held by Stockholder, all authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

[Signature Page Follows]

This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable. This Irrevocable Proxy may not be amended or otherwise modified without the prior written consent of the Company.

Dated: ______________

STOCKHOLDER: ______________________________

(Signature)

(Print Name and Title)

(Address)

(Telephone Number)